Exhibit (a)(1)(v)

Offer to Purchase

All Outstanding Shares of Common Stock

of

LOOKSMART, LTD.

at

$1.00 Net Per Share in Cash

by

PEEK Investments LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 midnight, NEW YORK CITY TIME, ON AUGUST 10, 2012, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

July 16, 2012

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated July 16, 2012 and the related Letter of Transmittal in connection with the third-party tender offer by PEEK Investments LLC, a Delaware limited liability company ("Purchaser"), to purchase all outstanding shares of common stock, $0.001 par value per share ("Shares"), of LOOKSMART, LTD., a Delaware corporation ("LookSmart" or the "Company"), for $1.00 per Share, net to the seller in cash, without interest and less any applicable withholding taxes (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 16, 2012 and the related Letter of Transmittal (which, collectively, as amended or supplemented, constitute the "Offer").

If a security holder desires to tender Shares pursuant to the Offer and such security holder's Share Certificates (as defined in the Offer to Purchase) are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date, such Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in the Offer to Purchase. See the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD OR OUR NOMINEES AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is directed to the following:

•	The Offer Price is $1.00 per Share, net to you in cash, without interest and less any applicable withholding taxes, upon the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal;

•	The Offer is being made for all issued and outstanding Shares;

•	THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 10, 2012, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

•	The Offer is conditioned on, among other things: (a) there being validly tendered and not withdrawn prior to the expiration of the Offer at least the number of Shares which, together with the Shares then owned by Purchaser and its affiliates, represents a majority of the total number of Shares then outstanding on a fully-diluted basis; (b) Purchaser being satisfied, in its reasonable discretion, that Section 203 of the General Corporation Law of the State of Delaware is inapplicable to the Offer and the plans, proposals, agreements, and transactions contemplated by the Offer; and (c) Purchaser being satisfied, in its reasonable discretion, that Purchaser or its affiliates will control LookSmart's board of directors upon consummation of the Offer. Other conditions of the Offer are described in the Offer to Purchase. The Offer is not conditioned upon Purchaser obtaining financing; and

•	Except as otherwise provided in the Letter of Transmittal, security holders who tender Shares will not be obligated to pay brokerage fees or commissions to the Information Agent or the Depositary or stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements and amendments thereto and is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute or is seeking to have such statute declared inapplicable to the Offer. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky, or other laws require the Offer to be made by a registered or licensed broker or dealer, the Offer may be deemed to be made on behalf of Purchaser by one or more such registered or licensed brokers or dealers.

In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Share certificates (or a timely Book-Entry Confirmation), (ii) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in the Offer to Purchase), an Agent's Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal) and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering security holders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price to be paid by Purchaser for the Shares, regardless of any extension of the Offer or any delay in making payment.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, and returning to us the instruction form set forth on the opposite side of, or otherwise accompanying, this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US AS SOON AS POSSIBLE SO THAT WE WILL HAVE AMPLE TIME TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

INSTRUCTIONS

with respect to

Offer to Purchase

All Outstanding Shares of Common Stock

of

LOOKSMART, LTD.

at

$1.00 Net Per Share in Cash

by

PEEK Investments LLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 16, 2012 and related Letter of Transmittal (which, collectively, as amended or supplemented, constitute the "Offer") in connection with the third-party tender offer by PEEK Investments LLC, a Delaware limited liability company ("Purchaser"), to purchase all outstanding shares of common stock, $0.001 par value per share ("Shares"), of LOOKSMART, LTD., a Delaware corporation ("LookSmart" or the "Company"), for $1.00 per Share, net to the seller in cash, without interest and less any applicable withholding taxes (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal (which, collectively, as amended or supplemented, constitute the "Offer"). The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Account Number:

Number of Shares to be Tendered:*

Dated:

Signature:**

Printed Name:**

Address:**

Area Code and Telephone Number:**

Tax ID or Social Security Number:**

* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

** If registration is in more than one name, all holders must sign.

[Signature, Printed Name, and Other Information of Additional Holder, as applicable]

Signature:**
Printed Name:**
Address:**
Area Code and Telephone Number:**
Tax ID or Social Security Number:**

The method of delivery of this document is at the election and risk of the tendering security holder(s). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.